As filed with the Securities and Exchange Commission on November 14, 2014

Registration No. 333-_______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	33- 032767
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Irvine, California 92618

(949) 453-3990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeremy R. Whitaker

Chief Financial Officer

Lantronix, Inc.

167 Technology Drive

Irvine, California 92618

(949) 453-3990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kurt E. Scheuerman, Esq. Vice President & General Counsel Lantronix, Inc. 167 Technology Drive Irvine, California 92618 (949) 453-3990	Ryan C. Wilkins, Esq. Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, California 92660 (949) 725-4000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common stock, $0.0001 par value per share	–	–	–	–
Warrants	–	–	–	–
Units(4)	–	–	–	–
Total	–	–	$30,000,000	$3,486

(1)	This registration statement covers the registration of such indeterminate number of shares of common stock; such indeterminate number of warrants to purchase common stock; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $30,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon the exercise of warrants or pursuant to the anti-dilution provisions of any offered securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

(4)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2014

$30,000,000

LANTRONIX, INC.

Common Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, warrants or units having an aggregate initial offering price not exceeding $30,000,000. The warrants may be exercisable for shares of our common stock.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “LTRX.” On November 12, 2014, the last reported sale price for our common stock on the NASDAQ Capital Market was $1.89 per share and the aggregate market value of our outstanding common stock held by non-affiliates was $13,679,487. We have not offered any securities during the prior twelve month period that ends on the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS BEFORE YOU INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any of our securities under this prospectus, we will file a prospectus supplement with the SEC that will contain specific information about the terms of the offering.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date.

Investing in our securities involves a high degree of risk. You should carefully consider the section entitled “Risk Factors” in this prospectus and any prospectus supplement before you invest in our securities.

You should also read the additional information described in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus and any prospectus supplement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, are forward-looking statements. These statements include, among other things, predictions of earnings, revenues, expenses or other financial matters; forecasts of our liquidity position or available cash resources; plans or expectations with respect to our product development activities or business strategy; statements concerning industry trends; statements regarding anticipated demand for our products or the products of our competitors; statements relating to manufacturing forecasts and the potential impact of our relationship with contract manufacturers and original equipment manufacturers on our business; assumptions regarding the future cost and potential benefits of our research and development efforts; statements relating to the impact of pending litigation; and statements relating to the assumptions underlying any of the foregoing. We have attempted to identify forward-looking statements by using words such as “may,” “believe,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “should,” “continue,” “potential,” “plan,” “forecasts,” “goal,” “seek,” “intend,” and other forms of these words or similar words or expressions or the negative thereof.

We have based our forward-looking statements on our expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in the section entitled “Risk Factors” in this prospectus and in any accompanying prospectus supplement, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements.

You should read this prospectus in its entirety, together with any accompanying prospectus supplements, the documents that we file as exhibits to the registration statement of which this prospectus is a part, and the documents that we incorporate by reference into this prospectus and any accompanying prospectus supplements, in each case with the understanding that our future results may be materially different from what we currently expect. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of The NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

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ABOUT THE COMPANY

Lantronix, Inc. (the “Company,” “Lantronix,” “we,” “our,” or “us”) designs, develops, markets and sells networking and communications products to make it easier and more cost effective for our customers to participate in the Internet of Things (“IoT”) market. We provide solutions and services that enable machines, devices and sensors to be securely accessed, managed and controlled with a focus on the convergence of mobility with machine-to-machine (“M2M”) systems.

We began as a developer of solutions that helped to access, manage and network enable IT machines and devices. In 2001, the Company positioned itself as an early innovator in the M2M market by expanding its focus to develop solutions that would allow original equipment manufacturers and end-users to web-enable their non-PC machines and devices. Today, we are known as a global provider of smart IoT solutions.

We provide a broad portfolio of products intended to enhance the value of electronic devices or machines. Our products are typically used by enterprise and commercial businesses, government institutions, telecommunication and utility companies, financial institutions, and individual consumers.

We conduct our business globally and manage our sales teams by geography, according to four regions: the Americas; Europe, Middle East, and Africa; Asia Pacific; and Japan.

Our principal executive offices are located at 167 Technology Drive, Irvine, California 92618, and our telephone number is (949) 453-3990. Our common stock is currently traded on the NASDAQ Capital Market under the symbol “LTRX.” We maintain a corporate website at www.lantronix.com. The contents of our website are not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or relied upon in connection herewith.

We were initially formed as a California corporation in June 1989. We reincorporated as a Delaware corporation in May 2000. Our fiscal year ends on June 30.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated by reference in this prospectus in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. For more information, see “Where You Can Find More Information.” Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In addition, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see “Special Note Regarding Forward-Looking Information.”

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USE OF PROCEEDS

Except as may be stated in a prospectus supplement, we intend to use the net proceeds we receive from the sale of our securities and from the exercise of the warrants issued pursuant hereto, if any, for general corporate purposes, which may include, among other things, working capital, repayment of indebtedness, financing of ongoing operating expenses and overhead, capital expenditures, and the financing of possible acquisitions or business expansions.

Our management will have broad discretion in the allocation of the net proceeds of any offering.

Pending the application of the net proceeds, we may invest the net proceeds in short-term, investment grade, interest-bearing securities.

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THE SECURITIES WE MAY OFFER

We may offer and sell, from time to time in one or more offerings, any combination of common stock, warrants, and units having an aggregate initial offering price not exceeding $30,000,000. The warrants may be exercisable for shares of our common stock. In this prospectus, we refer to the common stock, warrants and units that we may offer collectively as “securities.”

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information in this prospectus.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our amended and restated certificate of incorporation and amended and restated bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to our previous SEC filings. For more information, see “Where You Can Find More Information.”

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share.  As of November 12, 2014, there were 14,845,016 shares of common stock issued and outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we might designate in the future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share. As of November 12, 2014, no shares of our preferred stock were outstanding. Each share of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock having general voting power and not separately as a class. The terms of any series of preferred stock will be set forth in an amendment to our certificate of incorporation. This prospectus does not cover the offer or sale of any shares of our preferred stock.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult.  Certain of these provisions are summarized below:

•	Under our bylaws, only our board of directors, the chairperson of the board, the chief executive officer or president (in the absence of a chief executive officer) may call special meetings of stockholders.

•	Our bylaws establish advance notice procedures for stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board.

•	We are subject to the provisions of Section 203 of the DGCL. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

•	Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

•	Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

The amendment of many of the provisions described above would require approval by holders of at least 66 2/3% of the outstanding shares of common stock.

7

NASDAQ Capital Market

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “LTRX.” On November 12, 2014, the last reported sale price for our common stock on the NASDAQ Capital Market was $1.89 per share

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Shareowner Services, LLC.

8

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock from time to time. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from the common stock. If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which will be contracts between us and the holders of the warrants or an agent for the holders of the warrants. Forms of warrant agreements and warrant certificates, as applicable, relating to the warrants will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

9

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. Forms of unit agreements and unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

10

PLAN OF DISTRIBUTION

We may sell our securities from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or

•	directly to purchasers, through a specific bidding or auction process or otherwise.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling our securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to such transaction. The applicable prospectus supplement will describe the terms of the offering and will, to the extent applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	identify the amounts underwritten or to be sold through the agent; and

•	identify the nature of the underwriter’s or agent’s obligation to take the securities.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of the securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions; or

•	under delayed delivery contracts or other contractual commitments.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the securities.

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We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

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LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Lantronix, Inc. included in our Annual Report on Form 10-K, for the years ended June 30, 2013 and 2014 as set forth in their report on the consolidated financial statements which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Lantronix, Inc. are incorporated by reference in reliance on Squar, Milner, Peterson, Miranda & Williamson, LLP’s reports, given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring to other documents that contain that information.  Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.  Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The following documents previously filed by us with the SEC are incorporated in this prospectus by reference:

•	Our Annual Report on Form 10-K for the year ended June 30, 2014, filed with the SEC on August 22, 2014;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on October 31, 2014;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 9, 2014;

•	Our Current Reports on Form 8-K filed with the SEC on August 29, 2014, and October 2, 2014; and

•	The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on August 2, 2000 (the “Form 8-A”), as well as the description of our common stock set forth on pages 49 through 51 of the Registration Statement on Form S-1, as amended (Registration No. 333-37508), which was originally filed with the SEC on July 13, 2000 (which description is incorporated by reference into the description of our common stock set forth in the Form 8-A), and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided that nothing in this prospectus shall be deemed to incorporate portions of documents or information “furnished” and not “filed” with the SEC.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference. Requests should be made to:

Kurt E. Scheuerman, Esq.

Vice President, General Counsel and Secretary

Lantronix, Inc.

167 Technology Drive

Irvine, California 92618

(949) 453-3990

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any accompanying prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

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$30,000,000

LANTRONIX, INC.

Common Stock

Warrants

Units

PROSPECTUS

                     , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

SEC registration fee	$3,486
Legal fees and expenses	10,000	*
Accounting fees and expenses	10,000	*
Miscellaneous	1,514
Total expenses	$25,000

______________

*	Does not include expense of preparing prospectus supplements and other expenses relating to specific offerings made pursuant to this prospectus.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted under Delaware law. The effect of this provision of our certificate of incorporation, as permitted by Section 145 of the Delaware General Corporation Law, is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.

In addition, as permitted by Section 145, our bylaws provide that we are required to indemnify our directors and officers and persons serving in these capacities in other business enterprises (including, for example, our subsidiaries) at our request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary. Our bylaws also provide that we may, in our discretion, indemnify our employees and agents in circumstances where indemnification is not required by law. The rights conferred in the bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, executive officers and employees.  We may not retroactively amend our bylaw provisions in a way that reduces the protections of the directors, officers and employees who benefit from these provisions.

We have entered into indemnification agreements with each of our directors and executive officers that provide the maximum indemnity allowed under Section 145 and our bylaws, as well as certain additional procedural protections. We have also purchased directors and officers liability insurance that provides coverage against certain liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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ITEM 16. EXHIBITS.

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s annual report on Form 10-K, filed August 29, 2013).
3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s current report on Form 8-K, filed November 15, 2012).
4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, Amendment No. 1 filed June 13, 2000).
4.3	Form of Warrant Agreement (including form of warrant)*
4.4	Form of Unit Agreement (including form of unit)*
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.±
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP±
23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)±
24.1	Power of Attorney (included on the signature page of this registration statement)±

______________

±	Filed herewith.
*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

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ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 13, 2014.

LANTRONIX, INC.

By:	/s/ Kurt F. Busch
Kurt F. Busch
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Kurt F. Busch and Jeremy R. Whitaker, and either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement (or any other registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kurt F. Busch	President, Chief Executive Officer and Director	November 13, 2014
Kurt F. Busch	(Principal Executive Officer)

/s/ Jeremy R. Whitaker	Chief Financial Officer	November 13, 2014
Jeremy R. Whitaker	(Principal Financial and Accounting Officer)

/s/ Bernhard Bruscha	Chairman of the Board of Directors	November 13, 2014
Bernhard Bruscha

/s/ Bruce Edwards	Director	November 13, 2014
Bruce Edwards

/s/ Paul F. Folino	Director	November 13, 2014
Paul F. Folino

/s/ Hoshi Printer	Director	November 13, 2014
Hoshi Printer

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